EXHIBIT 99.1

“ART OF RAP” VIDEO NETWORK GOES LIVE

Platform Powered by GTV in Partnership with Synergy Global Entertainment, Mickey Bentson and Rap Legend Ice-T

LOS ANGELES, CA – (August 13, 2015) – GTV Corporation (GTV), a digital media company with a platform for launching custom OTT Networks, is pleased to announce the debut of the ART OF RAP Video Network (now live at www.artofrap.org) and strategic partnership with Synergy Global Entertainment (SGE), Mickey Bentson, and rap artist Ice-T.

The ART OF RAP Network is the brainchild of Ice-T and Hip Hop Entrepreneur Mickey Bentson, launched as a digital extension to the highly successful debut of the ART OF RAP Music Festival. The network features a massive library of video content tracing the history of the history of Hip Hop, together with breaking news, performances, and exclusive interviews.

The ART OF RAP Music Festival took place Saturday, July 18 at the Verizon Wireless Amphitheatre in Irvine, CA. The Live Nation event was conceived by Mickey Bentson and SGE founder John Reese as an extension to the critically acclaimed documentary film “The Art Of Rap” directed by Ice T.  The ART OF RAP Music Festival featured performances by a who’s who of the history of Rap & Hip Hop.

“Hip Hop is crucial to many peoples lives and The Art Of Rap is the true game of Hip Hop! Zulu Nation forever.” Mickey Bentson (CO-Founder of The Universal Zulu Nation).

“Hip Hop is the most powerful and influential cultural movement since Rock and Roll. A TRUE art form that deserves RESPECT…and now has a home base on the ART OF RAP Network.” Ice T

Exclusive interviews with artists performing at the ART OF RAP Music festival are now available on the ART OF RAP Network (www.artofrap.org), including Ice T, The Game, Xzibit, Big Daddy Kane, Afrika Bambaataa and The Soulsonic Force, Warren G, Rapper’s Delight, Kurtis Blow, Doug E Fresh, DJ Quik, Kool Moe Dee, King T, Grand Master Melle Mel, Tha Alkaholiks, Biz Markie, Slick Rick, EPMD, Cold Crush Brothers, and Ras Kass.

The launch of the ART OF RAP Network was sponsored by Universal Pictures’ release “Straight Outta Compton” that tells the story of how controversial rap act NWA revolutionized music and pop culture, which premiers in theaters nationwide Friday, August 15th.

 “Launching video networks for our festival brands is an exciting new way to service music fans and extend reach for our brand partners beyond the physical events.” Synergy Global Entertainment founder, John Reese

“The ART OF RAP Network provides a home for the massive amount of available video content these artists have been shooting over the past 20 years, but is currently not ready accessible to their fans.” Ken Mayer, CEO of GTV Corporation

GTV is currently working IFAN Financial, Inc. (OTC PINK: IFAN), a designer, developer, and distributor of software to enable mobile payments, to integrate IFAN’s virtual banking and payments systems into the GTV Platform, which will enable artists to sell merchandise and music directly to their fans. IFAN Financial’s President and CEO, J. Christopher Mizer, stated, “IFAN brings to the table a detailed knowledge and experience of the mobile payments space, and GTV has an extensive knowledge of digital media and the entertainment trends that will drive mobile usage into the future.”  Ken Mayer stated, “IFAN provides additional capabilities and sources of revenues for our partners operating networks on the GTV Platform. A true merging of content and commerce is the future.”

About GTV Corporation

GTV is a digital media company focused on production and distribution of video content.  GTV operates a proprietary video syndication platform that brings together branded content from hundreds of mainstream providers. The objective is to provide viewers, website publishers and digital television networks access to a massive library of compelling digital programming.

About Synergy Global Entertainment (SGE)

Synergy Global Entertainment, Inc. (SGE) has made its mark in producing and marketing large scale live music festivals, tours, and events while integrating brand advertising and multi-touch point marketing needs. SGE prides itself in being a part of creating the emotional experience and enjoyment from attending a live event. SGE is now extending the reach of its festival brands by launching digital video networks that enable fans to interact with SGE entertainment assets all year round.

About Ice-T

Ice-T is a pioneering American rapper, singer, and actor. He began his career as a rapper in the 1980s, when he released his debut album Rhyme Pays, the first hip-hop album to carry an explicit content sticker. The next year, he released another album, Power, and later co-founded the metal band Body Count. Ice-T released his next solo album, Home Invasion, later in February 1993 through Priority Records. Body Count's next album was released in 1994, and Ice-T released two more albums in the late 1990s. Since 2000, he has portrayed NYPD Detective Odafin Tutuola on the NBC police drama Law & Order: Special Victims Unit. He produced and directed the critically acclaimed feature film “The Art of Rap” which was released in 2014 and is co-founder of THE ART OF RAP Music festival.

About Mickey Bentson

Mickey Bentson is a Hip Hop Entrepreneur and co-founder of The Universal Zulu Nation. Mickey has been involved in the music industry for well over 30 years managing, promoting, producing, for numerous of artists such as, Puff Daddy, Jay-Z, Biggie Smalls, Fat-Joe, Big Pun, Doo-Wop,Kurtis Blow, Spoonie-G, Tony Touch, Kid Capri, Kay Slay, Smooth Da hustler, Lil -Kim, Foxxy Brown, Cuban Link ,Red Bandit, Brand Nubains, Force Md's, Chubb Rock, Positive-K, Biz Markie, Dougie-Fresh, Marly Marl, NORE, Remy Ma, Funk Flex, KRS 1, Soul Sonic Force, Melle Mel, Africa Bambaata, Dana Dane, Tony Touch, Treach ( Naughty by Nature) Ice-T & Coco, Mr.Cheeks,  Busta Rhyme, E-Kim, Rob-E-Rob, Q-Tip, M.O.P, Lord Finesse, Show Biz & AG, Tony Sun Shine, Johnny Kemp, Hi Five, Force MDs, Ice-Cube just to name a few. Mickey was a producer the critically acclaimed feature film “The Art of Rap” which was released in 2014 and is co-founder of THE ART OF RAP Music festival.

About IFAN Financial, Inc.

IFAN Financial, Inc. and its wholly owned subsidiaries design, develop, and distribute software to enable mobile payments. These include the ability to use a debit card and corresponding PIN number while purchasing online on a mobile phone, tablet, or computer and peer-to-peer cash transfers. For more information, visit www.ifanfinancial.com.

DIGITALS

ART OF RAP Network: [official]	http://www.ArtofRap.org
ART OF RAP Network [YouTube]	https://www.youtube.com/channel/UC0pSpftHMm2oO-AIaYWqybg
ART OF RAP Network [DailyMotion]	http://www.dailymotion.com/artofrap
Artists on NWA Video Clips [licensed for distribution]	http://artofrap.org/#!/videos/317272 http://artofrap.org/#!/videos/317273
Artist Interviews – FULL LIST [licensed for distribution]	https://docs.google.com/spreadsheets/d/1VG0qSyuBJhIRmxuQnIPAlQUzFAiBcz_lWVTneOK3x_c/edit#gid=0
ART OF RAP Festival Sites:	http://www.facebook.com/ArtofRapFest http://Twitter.com/ArtOfRapFest http://Instagram.com/ArtofRapFest

Contact:

Ken Mayer
GTV Corporation

841 S. Cloverdale Avenue

Los Angeles, CA 90036
DIRECT: 310-579-2778

FAX: 323-386-0886
ken@gtv.com
http://corp.gtv.com

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of IFAN Financial, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond IFAN Financial, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in IFAN Financial, Inc.’s filings with the Securities and Exchange Commission.

Contact:

Steve Scholl
Chief Financial Officer
IFAN Financial, Inc.
5694 Mission Center Road
Suite 602-660
San Diego, CA 92108-4312
Direct: 858-277-9868
FAX: 619-923-2907
sscholl@ifanfinancial.com
www.ifanfinancial.com